Exhibit 10.1

ASSET PURCHASE AGREEMENT

                This Asset Purchase Agreement (this “Agreement”) dated as of January 2, 2007 is among Energy King, Inc., a California corporation (the "Buyer"), Barnett Plumbing, Inc., a California corporation also doing business as Barnett Heating and Air (the "Seller"), and Robert E. Barnett and Sherry E. Barnett (collectively, the "Stockholders"; the Seller and the Stockholders are sometimes collectively referred to as the “Seller Parties”).

RECITALS:

                WHEREAS, the Seller is engaged in the business of providing plumbing, heating, ventilating, air conditioning and indoor air quality services and goods and other related services and goods (the "Business"); and

                WHEREAS, the Buyer desires to purchase from the Seller, and the Seller Parties desire to have the Seller sell to the Buyer, substantially all of the assets of the Seller, including those used in connection with the Business, on the terms and subject to the conditions set forth in this Agreement;

                NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

Section 1.              Sale of Assets and Assumption of Liabilities.

                1.1.         Purchase and Sale of Assets.  Subject to the conditions set forth below, at the Closing (as defined in Section 2.3), the Seller will sell and deliver to the Buyer, and the Buyer will purchase from the Seller, all of the Seller's right, title and interest in and to the Purchased Assets.  As used in this Agreement, the term “Purchased Assets” shall mean all of the assets, properties, rights and interests of the Seller of whatever kind or nature, real or personal, tangible or intangible and wherever located, as such assets may exist at the time of the Closing (other than the Excluded Assets described in Section 1.2), including any used in or held for use by the Business and any listed on Schedule 1.1.

                1.2.         Excluded Assets.  Notwithstanding Section 1.1, the Purchased Assets will not include the following (collectively, the "Excluded Assets"): (a) the Seller's rights under this Agreement; (b) the Seller's corporate minute books, corporate seal, charter documents and stock records; (c) any cash, checks or cash equivalents (other than any representing any customer deposits which are required to be paid to Buyer); (d) any accounts and accounts receivable of the Seller with respect to any projects which were fully completed and billed prior to the Closing; (e) the Seller’s bank accounts; (f) any non-transferable licenses; (g) any employee benefit plans; (h) any leased or owned real property, any buildings thereon, and any related rights and authorizations associated with the fee ownership thereof, if any; (i) any rights under any insurance contracts maintained by the Seller to the extent related to the Excluded Liabilities (as defined in Section 1.4); (j) the assets specifically identified on Schedule 1.2; and (k) any business records and files to the extent related to the foregoing Excluded Assets or the Excluded Liabilities.

                1.3.         Assumption of Liabilities.  Subject to the terms and conditions set forth in this Agreement, at the Closing, as part of the consideration for the purchase and sale of the Purchased Assets, the Buyer shall assume, and shall thereafter pay and perform as they become due, subject to all lawful defenses and setoffs, the following liabilities and obligations of Seller in accordance with their respective terms (the “Assumed Liabilities”), and no others:

                (a)           Liabilities and obligations of the Seller from and after the Closing Date under the preventative maintenance agreements, maintenance agreements and service agreements listed on Schedule 1.3(a) (but not any liability or obligation resulting from any breach or violation thereof on or prior to the Closing or any act, omission, event, occurrence or circumstance occurring or existing on or prior to the Closing);

                (b)           Liabilities and obligations of the Seller from and after the Closing Date under the personal property leases, and the contracts and other agreements listed on Schedule 1.3(b) (but not any liability or obligation resulting from any breach or violation thereof on or prior to the Closing or any act, omission, event, occurrence or circumstance occurring or existing on or prior to the Closing);

                (c)           Liabilities and obligations of the Seller on the Closing Date for Customer Deposits, but only to the extent such Customer Deposits are set forth on an itemized list provided at the Closing and the aggregate amount of such Customer Deposits has been delivered to the Seller as part of the Purchased Assets;

                (d)           Liabilities and obligations of the Seller after the Closing Date under the terms and conditions of the warranty arrangements provided by the Seller in the ordinary course of the Business for installations and service prior to the Closing Date, but only (i) until the date which is one year after the date of the applicable installation or service, (ii) provided that the aggregate amount of all costs and expenses incurred and amounts paid by Buyer with respect to any job (including without limitation all direct or indirect costs of labor) shall not exceed $1,000, and (iii) provided that such assumed liabilities and obligations shall not include any liabilities or obligations for improper design, design defects or economic loss or injury; and

                (e)           Liabilities and obligations of the Seller for the one day’s salary and other wages earned by or payable to employees that accept offers of employment from the Buyer (that are other than the Stockholders or their relatives) for January 1, 2007 and any payroll taxes with respect thereto, provided that the Buyer shall be entitled to receive all payments, income and revenues of the Seller from any work performed on January 1, 2007.

                1.4.         Excluded Liabilities.  Except as specifically assumed pursuant to Section 2.3, the Buyer will not assume or be responsible for any obligation or liability of the Seller, and the Seller will continue to be responsible for all its obligations and liabilities, whether known or unknown, fixed or contingent, liquidated or unliquidated and secured or unsecured, whether arising prior to, at or subsequent to the Closing, whether or not related to the Business and whether or not disclosed to the Buyer (collectively, the "Excluded Liabilities").  The Seller Parties agree to pay and discharge or cause to be paid and discharged all Excluded Liabilities in accordance with their terms.

Section 2.              Purchase Price and Closing.

2.1.         Purchase Price.  The aggregate consideration for the sale of the Purchased Assets to the Buyer (the “Purchase Price”) will be as follows: (i) Three Hundred Thousand Dollars ($300,000) (the “Cash Amount”), (ii) 600,000 shares of restricted common stock of Buckeye Ventures, Inc., a Michigan corporation (“Buckeye”), and (iii) the Buyer’s assumption of the Assumed Liabilities.

                2.2.         Allocation of Purchase Price.  The Purchase Price will be allocated among the Purchased Assets, the Assumed Liabilities and any non-competition agreements as set forth in Schedule 2.2.  Each party will reflect such allocation in any filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar provisions of state, local or foreign law, and in all tax returns.

2.3.         Closing.  Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Assets contemplated by this Agreement (the “Closing”) shall take place on January 2, 2007, subject to the satisfaction or, if permissible, waiver of the conditions set forth in Section 2.5 (the “Closing Date”), at the offices of Buckeye, at 4455 Lamont Street, Suite 3, San Diego, California 92109, unless another date or place is agreed to in writing by the parties hereto.

2.4          Deliveries.

                (a)           At the Closing, the Seller Parties will deliver to the Buyer:

                (i)            A Bill of Sale, Conveyance and Assignment in the form attached hereto as Exhibit A (the “Bill of Sale”), duly executed by the Seller (and transferring the Purchased Assets to the Buyer, free and clear of all liens, security interests, charges, claims and other encumbrances of any kind (“Encumbrances”);

                (ii)           Certificates of title for all registered vehicles that are included in the Purchased Assets, properly completed and duly endorsed by the Seller to transfer title to such vehicles to the Buyer, free and clear of all Encumbrances;

                (iii)          Any other instruments of transfer or assignment of the Purchased Assets that the Buyer may request to vest in the Buyer the interests in the Purchased Assets, free and clear of all Encumbrances; and

                (iv)          By check or wire transfer of immediately available funds to an account designated by Buyer the amount of all deposits from customers of the Seller with respect to goods or services required to be provided after the Closing (the “Customer Deposits”).

                (b)           The Buyer will deliver or cause to be delivered to the Seller:

                (i)            At the Closing, $50,000 of the Cash Amount by check or wire transfer of immediately available funds to an account designated by the Seller in writing to the Buyer prior to the Closing Date;

                (ii)           At the Closing, a Promissory Note in the principal amount of the balance of the Cash Amount ($250,000) in the form attached hereto as Exhibit C (the “Promissory Note”), duly executed by Buckeye;

                (iii)          On or before February 1, 2007, a stock certificate for 600,000 shares of common stock of Buckeye (the “Buckeye Stock”) issued in the name of the Seller; and

                (iv)          At the Closing, an Assumption Agreement in the form attached as Exhibit B, duly executed by the Buyer and effecting the assumption of the Assumed Liabilities.

2.5          Closing Conditions.

                (a)           The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

                (i)            all representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and, if the Closing occurs other than on the date of this Agreement, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of that date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the Buyer shall have been delivered to the Seller;

                (ii)           no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit or recover damages relating to the transactions contemplated by this Agreement;

                (iii)          No event or circumstance shall have occurred which would constitute a material adverse effect on the business, properties or financial condition of Buckeye and its subsidiaries, taken as a whole;

                (iv)          the Seller Parties have received the deliveries required to be made to the Seller Parties at the Closing pursuant to Section 2.4; and

                (v)           The Seller Parties shall have received a certificate of the Secretary of the Buyer, dated the Closing Date, certifying as to the Buyer’s articles of incorporation (including amendments thereto), which also shall be certified as of a recent date by the California Secretary of State, bylaws (including amendments thereto), and resolutions of its Board of Directors and, if required, the stockholders approving this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby;

                (vi)          all actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto shall be reasonably satisfactory to the Seller.

                (b)           The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

                (i)            all representations and warranties of the Seller Parties contained in this Agreement shall be true and correct as of the date of this Agreement and, if the Closing occurs other than on the date of this Agreement, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller Parties on or before the Closing Date shall have been duly performed or complied with in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the Seller Parties shall have been delivered to Buyer;

                (ii)           no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit or recover damages relating to the transactions contemplated by this Agreement or as a result of which Buyer deems it inadvisable to proceed with the transactions contemplated hereunder;

                (iii)          all necessary consents of and filings with any individual, proprietorship, firm, corporation, partnership, limited liability company, trust, association or other entity or government, governmental authority or governmental agency (each, a “Person”) relating to the consummation of the transactions contemplated by this Agreement shall have been obtained;

                (iv)          No event or circumstance shall have occurred which would constitute a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Seller or the Business, and the neither the Seller nor the Business shall have suffered any material change, loss or damage to any of its properties or assets, whether or not covered by insurance;

                (v)           the Buyer shall have received the deliveries required to be made to the Buyer pursuant to Section 2.4;

                (vi)          The Buyer shall have received a certificate of the Secretary of Seller, dated the Closing Date, certifying as to the Seller’s articles of incorporation (including amendments thereto), which also shall be certified as of a recent date by the California Secretary of State, bylaws (including amendments thereto), and resolutions of its Board of Directors and stockholders approving this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby;

                (vii)         The Buyer shall have entered into a lease with the landlord for the premises or a portion of the premises currently leased by the Seller, on terms and conditions acceptable to the Buyer;

                (viii)        The Buyer shall have received a non-competition agreement by in the form attached hereto as Exhibit D, duly executed by the Seller Parties, and agreements in the form attached hereto as Exhibit E,executed by Kyle E. Barnett and Travis J. Barnett;

                (ix)           The Buyer shall have received a list of all Customer Deposits and a list of all prepayments and deferred revenue with respect to the preventative maintenance, maintenance and/or service agreements included in the Assumed Liabilities, which lists have been certified as true, correct and complete by the Seller Parties;

                (x)            Buyer and Buckeye shall have received a release, in form and substance satisfactory to the Seller and Buckeye, dated the Closing Date, releasing any and all claims the Stockholders may have against the Seller or the Business;

                (xi)           Buckeye shall have received an investment agreement and any other documents it may request, demonstrating that the Seller Parties are entitled to acquire the Buckeye Stock and satisfy an exemption to the registration requirements under the 1933 Act and any applicable state securities laws;

                (xii)          Buckeye shall have received a Transfer Restriction Agreement in the form required by Buckeye, duly executed by the Seller Parties (the “Transfer Restriction Agreement”);

                (xiii)         Each Seller and Buckeye shall be satisfied in their sole discretion with the results of their investigation and review of the Seller and the Business, including the operations, assets, contracts, legal compliance, expenses and future prospects of the Business;

                (xiv)        the Buyer shall have received Uniform Commercial Code lien search reports and such other lien search reports as it may require and such search reports shall not disclose any unpermitted liens which are not terminated on or before the Closing; and

                (xv)         all actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto shall be reasonably satisfactory to the Buyer.

                (c)           The consummation of the Closing hereby shall constitute a waiver of any conditions not so satisfied, but no such waiver shall be deemed to affect any representations and warranties made by any party, or the survival of any representations or warranties.

2.6          Offers of Employment.  The Buyer will have the right to offer employment to any or all persons employed by the Seller on the Closing Date as the Buyer may determine in its sole discretion, in each case for such positions, to commence on the Closing Date or such other time, and on such terms and conditions as the Buyer may determine in its sole discretion.  The Seller shall terminate as of the Closing Date or such later time as they are first employed by the Buyer, those of its employees who accept an offer of employment from the Buyer.  The Seller will pay all such employees all compensation, employee benefits, accrued sick pay and accrued vacation pay to which they are entitled through the date of such termination and shall be responsible for all costs, expense and all liabilities associated with respect all of its employees that are not offered or do not accept employment with the Buyer.  The Seller shall also retain and perform all liabilities and obligations under the employee benefit plans it maintains or maintained for the benefit of any of its employees or former employees or their dependents, including those employees which accept an offer of employment from the Buyer, in accordance with the terms of such plans and applicable law.

2.7          Change of Corporate Name.  Immediately following the Closing, the Seller will amend its articles of incorporation to change its name to a name acceptable to the Buyer that is not similar to “Barnett Plumbing, Inc.” or “Barnett Heating and Air” or “Barnett, Inc.”

Section 3.              Representations and Warranties of the Seller Parties.  Each of the Seller Parties jointly and severally represents and warrants to the Buyer as follows:

                3.1.         Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct the Business as currently conducted or proposed to be conducted.  The Seller is not required to be qualified to do business as a foreign corporation in any jurisdiction.  No part of the Business is conducted through any agent, subsidiary or affiliate of the Seller or any other Person.

                3.2.         Authority.  Each of the Seller Parties has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements being executed and delivered in connection with this Agreement (collectively, together with this Agreement, the "Transaction Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Seller.  This Agreement and each of the other Transaction Documents to any Seller Party is a party constitutes the legal, valid and binding obligation of the Seller Party that is a party thereto, enforceable against such Seller Party in accordance with their respective terms.

                3.3.         No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller Parties and the consummation of the transactions contemplated by the Transaction Documents (a) except as set forth on Schedule 3.3, do not require any of the Seller Parties to file any notice with or obtain any consent, approval, authorization or exemption from any Person, including any government or governmental agency or instrumentality (other than filings of notices required under applicable securities laws), (b) will not violate any writ, injunction, decree, order, judgment, law, statute, ordinance, rule or regulation binding upon or applicable to the Seller Parties, (c) will not violate or constitute a default or breach under the Seller’s certificate or articles of incorporation or by-laws or any agreement or commitment to which any of the Seller Parties is a party or by which any of the Seller Parties or any of their respective properties (including the Purchased Assets) may be bound and (d) will not result in the imposition of any security interest, lien, charge or other encumbrance on any of the Purchased Assets.

3.4.         Financials.  Certain financial information and financial statements for the Seller and the Business have been delivered by the Seller Parties or their representatives to the Buyer prior to the date of this Agreement (all such financial information and financial statements are sometimes referred to, collectively, as the “Financials”).  The financial statements included in the Financials have been prepared on a consistent basis.  All financial information included in the Financials is true and correct, each balance sheet included in the Financials is true and correct and fairly presents the assets, liabilities and financial position of the Seller as of the date indicated thereon, and each statement of income included in the Financials is true and correct and fairly presents the revenues, expenses and results of operations of the Seller for the periods indicated thereon.

                3.5.         Liabilities.  The Seller shall satisfy all of its liabilities and obligations as when due and payable or required to be performed (other than those which constitute Assumed Liabilities).  The Seller has no liabilities (whether known or unknown, fixed or contingent, liquidated or unliquidated or secured or unsecured) that will be asserted against the Buyer or the Purchased Assets after the Closing (except for the Assumed Liabilities).  As of the Closing Date, both before and after giving effect to the transactions contemplated by this Agreement, the assets of the Seller exceed the liabilities of the Seller, as determined in each case in accordance with generally accepted accounting principles and at their fair valuations, and the Seller will not have unreasonably small capital or be unable to pay its debts and perform its obligations as they become due.  The list of Customer Deposits provided to the Buyer at the Closing is true, correct and complete in all respects.  The list of payments and amounts of deferred revenue with respect to the preventative maintenance, maintenance and/or service agreements included as Assumed Liabilities provided to the Buyer at the Closing is true, correct and complete in all respects and the deferred revenue liability with respect thereto does not exceed $60,000 in the aggregate.

3.6.         Title.  The Seller has good and marketable title to the Purchased Assets, and the Bill of Sale will transfer good and marketable title in the Purchased Assets to the Buyer, in each case free and clear of all Encumbrances (subject, in the case of leased properties, to the rights of the lessors under the applicable leases).

3.7.         Personal Property.  Schedule 3.7 lists, in reasonable detail, (i) all vehicles owned or leased by the Seller, regardless of value, (ii) all other personal property owned by the Seller with an individual book value or market value in excess of $500, and (iii) all leased property and all leases in respect of any personal property.  The additional assets set forth on the listing attached to Schedule 3.7 are included in the Purchased Assets.  All leased property is in the condition required by the applicable lease, the Seller is not in default under any lease and all leases are in full force and effect and constitute legal, valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

3.8.         Real Property.  The Seller does not own any real property.  The only real property leased, subleased, used or otherwise occupied by the Seller in the conduct of its business is the property at 5729 Terminal Avenue, Riverbank, California, which is leased pursuant to an oral lease from Harold Barnett.

                3.9.         Contracts and Leases.  Schedule 3.9 sets forth all agreements or other commitments to which Seller is a party or which is otherwise bound that (i) are required, necessary or desirable to operate the Business or otherwise material to the Business, (ii) are either a preventative maintenance, maintenance or service agreements or similar types of agreements or arrangements, (iii) are leases, or (iv) may be binding upon the Buyer after the Closing.  The Seller has no agreements or other commitments that prohibit or restrict the Seller or any other owner of the Purchased Assets from freely using or disclosing any information, from freely providing goods or services to any person or entity or restrict in any respect the types of business or geographical territory in which any business may be engaged.  True, correct and complete copies of all agreements and commitments described in this Section or otherwise relating to the Assumed Liabilities have been provided to the Buyer.  The Seller is not in default under any of its agreements or commitments, including any agreement or commitment set forth on Schedule 3.9.

                3.10.       Customer List.  Concurrently with the Closing the Seller will deliver to the Buyer the original and all copies of the Seller’s customer list.  The Seller has not disclosed and will not disclose the customer list to any other Person or retain or use the customer list after the Closing for any purpose.

                3.11.       Compliance with Law; Licenses.  The Purchased Assets and the operation of the Business are in all respects in compliance with all applicable laws, statutes, ordinances, rules, regulations,  permits, licenses and authorizations, including those concerning labor and employment, environmental and tax matters.  The Seller holds and has in all respects complied with the permits, licenses and authorizations set forth on Schedule 3.11, which are all of the permits, licenses and authorizations required to conduct the Business and (to the extent they are transferable) are included in the Purchased Assets.  Neither the Seller nor the Stockholder has received any notice that any government or governmental authority or instrumentality intends to cancel, terminate or not renew any such permit, license or authorization.

3.12.       Litigation.  Except as set forth on Schedule 3.12, there is no action, suit, proceeding or investigation in any court or before any arbitrator or government agency or instrumentality pending or, to the knowledge of any of the Seller Parties, threatened against or affecting the Seller or any of the Seller's properties (including any of the Purchased Assets) or the Business.  Except as set forth on Schedule 3.12, there is no outstanding dispute, complaint or claim by any customer which has not been resolved to the customer’s satisfaction or that might result in any action, suit, proceeding or investigation against the Business.  There are no judgments, orders, writs, injunctions or decrees binding upon or applicable to the Seller or its property (including the Purchased Assets).

                3.13.       Taxes.  The Seller has properly completed and filed, within the time and in the manner prescribed by law, all tax returns and other documents required to be filed in respect of federal, state, local and foreign taxes, and all such returns and other documents are true, correct and complete.  The Seller has furnished to the Buyer copies of all income tax returns of the Seller for the past three years.  The Seller has, within the time and in the manner prescribed by law, paid all taxes that are due and payable.  The Seller Parties have adequate sources of cash to pay and shall pay all taxes that become due and payable, including income taxes assessed against the Stockholders by virtue of the Seller being a Subchapter S corporation.  There are no liens for taxes upon any of the Purchased Assets. There are no examinations in progress or claims against any of the Seller Parties for taxes (including penalties and interest) for any period or periods and no notice of any claim for taxes, whether pending or threatened, has been received.  The stockholders of the Seller made a valid election to be taxed as an S corporation within the meaning of Section 1361 of the Code, that election is in effect and the Seller has not, at any time within the past five years, been taxed under the provisions of Subchapter C of the Code.  On the effective date of the election to be treated as an S corporation, the fair market value of the Seller’s assets were approximately equal to the Seller’s tax basis in such assets and the Seller Parties (and not the Buyer) shall be responsible and pay any tax that may be required as a result of any built in gain at the time of the effectiveness of the Subchapter S election.  The Seller has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code.

3.14.       Capitalization; Investments; Predecessors.  All of the issued and outstanding shares of the capital stock of the Seller are owned beneficially and of record by the Stockholders.  The Seller has no subsidiaries and does not own, of record or beneficially, or control, directly or indirectly, any equity interest in any Person or any securities convertible into any equity interest in any Person.  Set forth on Schedule 3.14 is a listing of all prior corporate names of the Seller, and all names of all predecessor companies of the Seller during the last five years, including the names of any Persons acquired by the Seller (by stock purchase, merger or otherwise) or owned by the Seller or from whom the Seller previously acquired material assets. The Seller has not been a subsidiary or division of another Person.

3.15.       Intellectual Property.  Schedule  3.15 sets forth (a) all trademarks, service marks, trade names, trade styles, copyrights and all registrations or applications therefor, (b) all patents, inventions and all registrations or applications therefor, and (c) all licenses, sublicenses and other agreements to which the Seller is a party, either as licensee or licensor or otherwise, related to any intangible or intellectual property used in the business conducted by Seller (all intangible or intellectual property owned, held for use in or used in the Business conducted by the Seller, whether or not listed, the “Intellectual Property”).  All actions necessary to maintain the registration, application or use of the Intellectual Property have been taken, and the Seller has not engaged in any conduct or omitted to perform any necessary act, the result of which would invalidate, abandon or otherwise render the Seller’s rights to any Intellectual Property unenforceable. The Seller is not, and the Buyer will not be, required to pay any royalty, license, fee or other similar compensation with respect to the Intellectual Property.  None of the Intellectual Property infringes or misappropriates or otherwise violates or has been alleged to infringe, misappropriate or otherwise violate any propriety rights of any other Person, nor is the Seller otherwise in the conduct of its business infringing upon, or alleged to be infringing upon, any propriety rights of any other Person.  To the knowledge of the Seller and the Stockholder, no Person is engaged in any activity which would constitute infringement of the Seller’s rights in the Intellectual Property.

3.16.       Warranties and Claims.  Schedule 3.16 accurately describes all warranty, sales return or allowance and similar policies related to the Business.  No failure on the part of the Seller to perform any work in accordance with all plans and specifications or in a good and workman-like fashion will result in any loss, damage, liability, cost or expense to the Buyer.  None of the Seller Parties has received any notice or are otherwise aware of any claim by any customer or any other person or entity against the Seller based in any way on or related to any theory of product liability, any product defect or unresolved claim or problem with respect to any of goods or services provided by the Seller.

3.17.       Name.  No person has been granted the right to use the name “Barnett”, either alone or together with any other word or words, by any of the Seller Parties or their affiliates or, to their knowledge, any of their relatives in the heating, ventilating, air conditioning, indoor air quality or plumbing industries.

3.18.       Adequacy of Purchased Assets.  The Purchased Assets constitute all of the assets held for use or used in connection with the Business as currently conducted (other than the Excluded Assets) and the Purchased Assets are adequate to enable the Buyer to conduct after the Closing the Business as currently conducted by the Seller.  There are no existing agreements or arrangements among Seller Related Parties or their affiliates or relatives which must be continued or replaced after the Closing to enable Buyer to conduct after the Closing the Business as currently conducted by Seller, except for the lease of the real property currently leased by the Seller and the arrangements to use the licenses of Robert E. Barnett to qualify the Business.  All of the tangible Purchased Assets and other items necessary to conduct the Business are, and shall on the Closing Date be, located at the Seller’s leased facility or on a job site to which Buyer shall have access.

                3.19.       Full Disclosure.  No representation or warranty made by any of the Seller Parties in this Agreement (including any Schedule or Exhibit hereto), any other Transaction Document or in any other document delivered in accordance with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

Section 4.              Representations and Warranties of the Buyer.

                The Buyer represents and warrants to the Seller Parties as follows:

                4.1.         Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted or proposed to be conducted.

                4.2.         Authority.  The Buyer has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Buyer and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Buyer.  This Agreement and the other Transaction Documents to which the Buyer is a party constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

                4.3.         No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Buyer and the consummation of the transactions contemplated hereby (a) do not require the Buyer to file any notice with or obtain any consent, approval, authorization or exemption from any person or entity, including any government or governmental agency or instrumentality (other than filings of notices under any applicable securities laws), (b) will not violate any writ, injunction, decree, order, judgment, law, statute, ordinance, rule or regulation binding upon or applicable to the Buyer and (c) will not violate or constitute a default or breach under the Buyer’s certificate of incorporation or by-laws or any agreement or commitment to which the Buyer is a party or by which it or any of its properties may be bound.

                4.4.         Buckeye Stock.  Upon the issuance thereof, the Buckeye Stock to be delivered to the Seller pursuant to this Agreement will be duly authorized and validly issued and fully paid and nonassessable.  The shares of Buckeye Stock to be issued to the Seller pursuant to this Agreement will not have been registered under the Securities Act of 1933, as amended (the “1933 Act”).

Section 5.              Additional Agreements.

                5.1          Barnett Name and Mark.  None of the Seller Parties shall, and the Seller Parties shall not permit any of their direct or indirect affiliates to, directly or indirectly use or authorize, license or otherwise permit any other Person to directly or indirectly use, the BARNETT name or mark, whether alone or in connection with any other word or words, whether as part of any official name, fictitious name, trade name, trade style, logo, slogan or other name or designation or otherwise, in connection with the provision of any heating, ventilation, air conditioning, indoor air quality or plumbing goods or services or any other business which is similar to or which competes with any such business.

                5.2.         Right of First Offer.  In the event any of the Seller Parties or any of their direct or indirect affiliates (each, together with the Seller Parties, a “Contracting Party”) directly or indirectly requires any heating, ventilating, air conditioning, indoor air quality, plumbing or other goods or services of a type provided by the Buyer or its affiliates (the “Goods and Services”), including any Goods and Services required in connection with their construction of any custom homes, the Seller Parties shall, and shall cause the Contracting Parties to (i) notify the Buyer and offer the Buyer and its affiliates the first opportunity to provide such Goods or Services at the desired pricing, terms and conditions, and (ii) if the Buyer and its affiliates decline to provide such Goods and Services on such basis, not offer another Person the opportunity to provide such Goods or Services on more favorable pricing, terms or conditions without first re-offering the Buyer and its affiliates the opportunity to provide such Goods and Services on such more favorable pricing, terms or conditions.

                5.3.         Transition Services.

                (a)           For the period from the Closing Date to and including January 31, 2007 (as such period may be extended the “Transition Period”), the Seller Parties shall assist the Buyer and facilitate the transfer to Buyer of the Purchased Assets and the Business, including ongoing operations and goodwill of the Business, the Seller’s relationships relating to the Business, and any information regarding the Business.  In addition, if requested by the Buyer, during the Transition Period, Robert E. Barnett shall permit the Buyer to utilize his individual licenses (the “Licenses”) and act as a qualifier for the Buyer to enable the Buyer to conduct the Business.  The Seller Parties shall provide the foregoing services during the Transition Period without any compensation apart from the Purchase Price.

                (b)           Robert E. Barnett shall use commercially reasonable efforts to maintain the Licenses in good standing and act to qualify the Buyer’s Business during the Transition Period.  In the performance of the obligations under this Section, each Seller Party will act and shall be treated as an independent contractor (not as an employee of the Buyer) for federal, state and local tax purposes and all other purposes, except if and to the extent required by law to properly license and qualify the Business.  If the Buyer requests to use the Licenses and have Robert E. Barnett qualify the Buyer’s Business, the Buyer shall indemnify, defend and hold harmless Robert E. Barnett, to the maximum extent permitted by law, from and against any and all actions, proceedings, liabilities, losses, claims, demands, damages, costs and expenses (including reasonable attorneys’ fees and costs) to the extent arising out of or resulting from the Buyer’s reliance on the Licenses after the Closing; provided, however, such indemnification shall not be required to be provided to the extent such matters arise from or are caused by Robert E. Barnett’s acts or omissions.

                5.4.         Tax Returns.  On and after the Closing, each party shall, and shall cause each of its affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in connection with the filing any tax return, amended tax return or claim for refund, determining any liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes.

                5.5.         Cooperation.  On and after the Closing, each party hereto shall deliver or cause to be delivered to the other parties hereto such additional documents, releases, assignments and instruments as the other parties may reasonably request for the purpose of carrying out the purposes of this Agreement.  Each of the Seller Parties will cooperate and use reasonable efforts to have the present and former officers, directors and employees of the Seller cooperate with the Buyer on and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to periods prior to the Closing Date.

5.6.         Turnover of Payments.  In the event that any party hereto receives any payment, instrument of payment or other property to which any other party hereto is entitled, such party shall deliver the same or cause the same to be delivered promptly to the party entitled thereto (with endorsement if necessary but otherwise in the same form as received) and until so delivered hold the same in trust for the benefit of and as the property of the party entitled thereto.

                5.7.         Offset Rights.        Without limiting any rights or remedies of the Buyer, the Buyer shall have the right, at its option, to offset, setoff and deduct any amount due from any of the Seller Parties and, in the case of any pending unresolved claim, the amount involved in such claim (but in the case of any unresolved claim only until such time, if any, as such claim is resolved in favor of such Seller Party), against any amounts due from Buyer or any of its affiliates, including  any amounts due under the Promissory Note.

                5.8.         Deficit Protection.  In the event that the sum of (i) the Fair Market Value on December 31, 2007 (the “Measurement Date”) of the Buckeye Stock issued in connection with this Agreement plus (ii) the amount of any cash or the Fair Market Value of any other property distributed, paid or provided after the Closing with respect to such stock is less than $150,000 (such difference the “Deficit”), then on or prior to January 31, 2008 Buyer shall pay or cause Buckeye to pay the Seller an amount equal to the Deficit.  Notwithstanding the foregoing, the obligation to make any payment pursuant to this Section automatically shall terminate if on or prior to the Measurement Date any Buckeye Stock is directly or indirectly sold, transferred or otherwise disposed of to any Person other than the Stockholders and the Seller Parties shall certify to Buyer and the Buckeye that no such sale, transfer or other disposition has been made on or prior to such date.  The Deficit may be paid by Buckeye in cash, by check or wire transfer, or in shares of common stock of Buckeye (which shares shall be valued at their Fair Market Value on the Measurement Date) or any combination thereof.  Any payments in stock shall be made by delivering stock certificates for the number of whole shares, with a cash payment in lieu of any fractional shares.  If payment is made in shares of common stock of Buckeye, such shares shall be deemed to be subject to all of the restrictions and provisions applicable to the Buckeye Stock in this Agreement and the other agreements executed in connection herewith, including the Transfer Restriction Agreement, and the amount of shares permitted to be sold shall be equitably adjusted, when appropriate, to reflect the issuance of such additional shares.  The term “Fair Market Value” shall mean with respect to any share of stock the fifty (50) day moving average of the daily closing prices of a share of such stock as calculated by Buyer or Buckeye or, if not listed or admitted to trading on any exchange, NASDAQ, or similar organization, or if the property is other than stock, the fair market price as determined in good faith by the mutual agreement of the Seller and the Company or if they are unable to agree, by a investment banker or other Person selected by Buyer or Buckeye to make such valuation and reasonably acceptable to the Seller (and the fees and costs of such Person shall be paid 50% by Buyer and 50% jointly and severally by the Seller Parties).  The calculations required in this Section shall be equitably adjusted by Buyer or Buckeye in the event of any dividend or distribution on account of any stock, including any dividend payable in shares of capital stock, any subdivision, reclassification or recapitalization of the outstanding shares of stock into a greater number of shares, any combination, reclassification or recapitalization of any such stock into a lesser number of shares, or any issuance of any shares by or in connection with the reclassification of any capital stock of Buckeye (including any reclassification in connection with, consolidation or merger) or any similar event or transaction.  Any such adjustments made by Buyer or Buckeye in good faith shall be conclusive.

Section 6.              Indemnification.

                6.1.         Indemnification.

                (a)           The Seller Parties will, jointly and severally, indemnify, defend and hold harmless the Buyer from and against all actions, proceedings, liabilities, losses, claims, demands, damages, costs and expenses, including reasonable attorneys’ fees (collectively, "Claims"), to the extent arising out of or related to (i) any Excluded Liabilities, (ii) any breach of any representation, warranty or agreement made by any of the Seller Parties in or pursuant to this Agreement or any of the other Transaction Documents, (iii) any liabilities or obligations to the extent relating to, based on or arising out of events or conditions occurring or existing in connection with or arising out of the Business prior to the Closing Date or the acts or omissions of the Seller prior to the Closing Date (other than the Assumed Liabilities), or (iv) any failure of the parties to have complied with any applicable bulk sales law.

(b)           The Buyer will indemnify, defend and hold harmless the Seller Parties from and against all Claims to the extent arising out of or related to (i) the failure of the Buyer to discharge any of the Assumed Liabilities pursuant to their terms, (ii) any breach of any representation, warranty or agreement made by the Buyer in or pursuant to this Agreement or any of the other Transaction Documents, or (iii) any liabilities or obligations of Buyer incurred by virtue of Buyer conducting the Business after the Closing, except to the extent the same arises out of, results from, or relates to any matter for which Buyer is to be indemnified by the Seller Parties pursuant to Section 6.1(a).

                6.2.         Survival.  The representations, warranties and agreements made by the parties in the Agreement or the other Transaction Documents or any other document or certificate delivered pursuant to this Agreement or any Transaction Document will survive the Closing.

Section 7.              Additional Matters.

                7.1.         Securities Matters.  Each Seller Party acknowledges that the shares of Buckeye Stock being issued in connection with this Agreement have not been and will not be registered under the 1933 Act, or any state securities laws and may not be resold without compliance with the 1933 Act and any applicable state securities laws or based upon an exemption, if available, under the 1933 Act and any applicable state securities laws.  Each Stockholder further represents, warrants and covenants that (a) the shares of Buckeye Stock being issued in connection with this Agreement are being acquired by the Seller Parties solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of such Buckeye Stock in connection with a distribution, and (b) none of the shares of Buckeye Stock being issued to or obtained by any Seller Party will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and after full compliance with any applicable state securities laws.  Each Seller Party acknowledges that, in addition to any other legends which Buckeye may require, including those required by the Transfer Restriction Agreement, all certificates evidencing the Buckeye Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE SHARES ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.

7.2.         Economic Risk; Sophistication.  Each Seller Party represents and warrants that such Seller Party (a) is able to bear the economic risks associated with their receipt, acceptance and ownership of restricted shares of Buckeye Stock to be issued pursuant to or in connection with this Agreement, (b) can afford to sustain a total loss of their restricted shares of Buckeye Stock, and (c) has such knowledge and experience in financial and business matters that such Person is capable of evaluating the merits and risks of their acceptance and ownership of restricted shares of Buckeye Stock pursuant to this Agreement.  Each Seller Party further represents and warrants that such Seller Party has been supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including without limitation the annual reports, quarterly reports and other reports and filings that have been filed with respect to Buckeye with the SEC that are available through the SEC website and, without limiting the generality of the foregoing, has had an adequate opportunity to ask questions and receive answers from the officers of Buckeye and its subsidiaries concerning any and all matters relating to Buckeye and its subsidiaries and the transactions described herein, including the background and experience of the current and proposed officers and directors of Buckeye and its subsidiaries, the plans for the operations of the business of Buckeye and its subsidiaries, and any plans for additional acquisitions and the like.  Each Seller Party represents and warrants that such Seller Party has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction and further that such Stockholder is aware that Buckeye has a very limited operating history.

7.3.         Tax Matters.  Each party acknowledges and agrees that the transactions contemplated by this Agreement are expected to be taxable transactions and that none of the parties hereto have made any representation or warranty with respect to the potential or actual federal, state and local tax consequences of these transactions and each party has consulted and relied solely upon their own tax advisors with such matters and assumed all risks related thereto.

Section 8.              Termination of Agreement.

                8.1.         Termination.  This Agreement may be terminated at any time prior to the Closing Date solely: (a) by mutual consent of the Seller Parties and the Buyer; (b) by the Buyer or the Seller Parties if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 5, 2007; provided, however, that such party or parties shall not be entitled to terminate this Agreement pursuant to this Section if the failure to consummate such transactions is due to the willful failure of such party or parties to perform any of its or their obligations under this Agreement required to be performed prior to or on the Closing Date; (c) by the Buyer or the Seller Parties if a material breach or default shall be made by the other parties or party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such breach or default shall not have been made before the earlier of (i) five business days after receipt of notice specifying the breach and requesting that such breach be cured and (ii) the Closing Date; or (d) if the conditions to the obligations of such party set forth in this Agreement have not been satisfied or waived as of the Closing Date.

                8.2.         Liabilities.  The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 9.              Miscellaneous.

                9.1.         Expenses and Taxes.  Whether or not the transactions herein contemplated shall be consummated, the Buyer, on the one hand, and the Seller Parties, on the other hand, will pay their own fees, expenses and disbursements incurred in connection with the subject matter of this Agreement, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by such party under this Agreement, except that the Seller Parties (and not the Buyer) shall pay all sales, use, transfer, real property transfer, recording, gains, transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and other transactions contemplated by this Agreement.  The  Seller Parties shall file, or cause to be filed, all necessary documentation and tax returns with respect to such Transfer Taxes.

9.2.         No Brokers.  Each party represents and warrants that, it employed no broker or agent in connection with this transaction, and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

                9.3.         Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) as of the date delivered if delivered personally, by courier or by courier service, or (b) three business days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, addressed if to the Buyer at c/o Buckeye  Ventures, Inc., 4455 Lamont Street, Suite 3, San Diego, CA 92109, Attention:  President, and addressed if to the Seller or the Stockholders, to the address set forth on Schedule 9.3 for such person or entity; or to such other address or number as any party hereto shall specify for itself by notice given pursuant to this Section 9.3 from time to time; provided, however, that notices of any change in an address or number shall not be effective until receipt.

                9.4.         Severability.  In the event that any of the provisions contained in this Agreement shall, for any reason, be declared or held to be unreasonable, unlawful, unenforceable or otherwise invalid in any respect, such term or provision shall be deemed modified to the extent necessary to make it enforceable, and in no event shall such declaration or holding affect the validity of any other provision of this Agreement, all of which provisions shall continue in effect in accordance with their terms.

9.5.         Interpretation.  The representations, warranties, agreements and  covenants of the parties made in the Transaction Documents shall survive the consummation of the transactions contemplated hereby and the consummation of such transactions shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty, agreement or covenant or of any party’s rights and remedies with regard thereto.  No specific representation, warranty, agreement or covenant contained herein shall limit the applicability of a more general representation, warranty, agreement or covenant contained herein.  The use of the terms “including” or “include” shall in all cases mean “including without limitation” or “include without limitation”, respectively.

9.6.         Effect of Investigation.  Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any of the parties hereto shall not limit, qualify, modify or amend the representations, warranties or covenants or agreements of, or indemnities by, made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by such party.
9.7.         Exercise of Rights and Remedies.  No delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

9.8.         Remedies Cumulative.  No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                9.9.         Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

9.10.       Assignment, Binding Effect and Entire Agreement.  This Agreement and the rights and obligations of the Seller and the Stockholders hereunder may not be assigned, whether by operation of law or otherwise, without the prior written consent of the Buyer.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of the parties hereto, and the estate, heirs and legal representatives of the Stockholders.  This Agreement (including the Schedules and Exhibits attached hereto) and the documents referred to herein set forth the entire agreement of the parties hereto concerning the subject matter of this Agreement and supersede any and all prior agreements and understandings relating to the subject matter of this Agreement.  This Agreement may only be modified or amended by an agreement in writing executed by each of the parties hereto and any term of this Agreement may be waived only with the written consent of the party sought to be bound.

9.11.       No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their successors, heirs, personal representatives and permitted assigns, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                9.12.       Counterparts.  This Agreement may be executed in any number of counterparts or using separate signature pages.  Each such executed counterpart and each counterpart to which such signature pages are attached will be deemed to be an original instrument, and all such counterparts together will constitute one and the same instrument.

                9.13.       Captions. The section headings in this Agreement are provided for convenience only and are not to be considered in the interpretation of this Agreement.

                9.14.       WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

ENERGY KING, INC.                                                                           BARNETT PLUMBING, INC.

By:                                                                                                             By:
Name:                                                                                                             Robert E. Barnett
Title:                                                                                                                   President

                                                                                                                 ____________________________________
                                                                                                                 Robert E. Barnett, individually

                                                                                                                  ____________________________________
                                                                                                                  Sherry E. Barnett, individually

Schedule 1.1

Purchased Assets

All assets, properties, rights and interests of the Seller (other than the Excluded Assets), including any assets, properties or rights and interests used in or held in the Business, of whatever kind or nature, real or personal, tangible or intangible, including without limitation those set forth on Annex I and the following:

                (a)           All accounts and accounts receivable, promissory notes of other parties and other rights to receive payments from any person or entity with respect to any uncompleted or unbilled work, including without limitation rights to payments arising from the sale or lease of goods and services that have not been completed and billed (whether current or non-current);

                (b)           All rights under contracts, agreements, instruments, understandings, leases, commitments and other arrangements, whether oral or written, including without limitation contracts or orders for the sale or lease of goods and services and further including without limitation any and all warranties (express or implied) or product agreements of any manufacturer, supplier, vendor or other person or entity relating to any Purchased Assets;

                (c)           All inventories (whether or not allocated to contracts in process), including without limitation parts, components, supplies, raw materials, work in process and finished products, items purchased for resale or lease by the Seller and items which have been ordered and purchased by the Seller and are in transit to the Seller at the time of the Closing;

                (d)           All machinery, equipment, attachments and parts therefor, tools, leasehold improvements, fixtures, computer hardware, office furniture, supplies and other tangible personal property of every kind and nature owned, used in or necessary for the operation of the Business;

                (e)           All leasehold and ownership interests in trucks, cars, trailers and other vehicles of any kind;

                (f)            All inventions (whether or not patentable) and all improvements and/or enhancements thereto, all patents, patent applications and all reissuances, continuations, continuations in part, revisions, extensions and re-examinations thereof, all trademarks, service marks, trade names (including without limitation the names “Barnett Plumbing, Inc.”, “Barnett Heating and Air” and “Barnett, Inc.” (and all variations thereof)), trade styles, slogans and all logos, and all applications, registrations and renewals in connection therewith, all drawings, technical data, product specifications, computer software, source codes, object codes, computer files, programs, blueprints, know‑how, trade secrets and other proprietary rights and all goodwill associated therewith, including any agreements, contracts, leases, licenses and other rights to use any of the foregoing;

                (g)           All payments or amounts received by Seller from customers as deposits for the provision of goods or services after the Closing (and not payments for goods or services actually delivered or performed prior to Closing);

                (h)           All prepayments and prepaid expenses;

                (i)            All rights in incomplete or unfilled contracts, commitments and orders issued for the purchase or lease of inventory or other goods or services by the Seller, including without limitation parts, appliances, components and supplies;

                (j)            All rights against suppliers of inventory or other goods or services, including without limitation any express or implied warranties and any entitlement to volume or other discounts or rebates;

                (k)           To the extent transferable, all authorizations, permits, franchises and licenses related to the Business;

                (l)            All claims, refunds, causes of action, choses in action, rights of recovery and rights of set‑off or offset of every kind and nature;

                (m)          All goodwill and all other intangible property;

                (n)           All marketing plans, marketing manuals, sales materials, promotional materials, catalogues and advertising and marketing literature and materials; and

                (o)           All telephone numbers, facsimile numbers, electronic email addresses, telephone and internet listings of the Seller used in the Business and all post office boxes at which the Seller receives correspondence or remittances from customers;

                (p)           All websites, web pages and domain names utilized by the Seller and any related text, content or code;

                (r)            All business records and files, including without limitation all customer lists, supplier lists and other identifications of former, existing and potential customers and suppliers, mailing lists, sales information, customer and supplier records, cost and pricing information, billing records, employment and personnel records and other records (including without limitation those maintained in computer tapes, disks or other computer retrievable formats), in each case whether maintained by the Seller or by others for the Seller.